EXHIBIT 21

DEERE & COMPANY

AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

As of October 27, 2024

Subsidiary companies of Deere & Company are listed below. Except where otherwise indicated, 100 percent of the voting securities of the companies named is owned directly or indirectly by Deere & Company.

Name of subsidiary	Organized under the laws of
Subsidiaries included in consolidated financial statements *
Banco John Deere S.A.	Brazil
Deere Capital, Inc.	Nevada
Deere Credit, Inc.	Delaware
Deere Credit Services, Inc.	Delaware
Deere Receivables LLC	Nevada
FPC Receivables, Inc.	Nevada
Hamm AG	Germany
Industrias John Deere Argentina S.A.	Argentina
John Deere Asia (Singapore) Private Limited	Singapore
John Deere Bank S.A.	Luxembourg
John Deere Brasil LTDA.	Brazil
John Deere Canada ULC	Canada
John Deere Capital Corporation	Delaware
John Deere Cash Management	Luxembourg
John Deere (China) Investment Co., Ltd.	China
John Deere Construction & Forestry Company	Delaware
John Deere Financial Inc.	Canada
John Deere Financial India Private Limited	India
John Deere Financial Limited	Australia
John Deere Financial Mexico, S.A. de C.V. SOFOM, ENR	Mexico
John Deere Financial Services, Inc.	Delaware
John Deere Forestry Oy	Finland
John Deere GmbH & Co. KG	Germany
John Deere India Private Limited	India
John Deere Kernersville LLC	Delaware
John Deere Limited	Australia
John Deere Limited	Scotland
John Deere Receivables LLC	Nevada
John Deere, S. de R.L. de C.V.	Mexico
John Deere Sales Hispanoamérica, S. de R.L. de C.V.	Mexico
John Deere Shared Services LLC	Iowa
John Deere Walldorf GmbH & Co. KG	Germany
John Deere Walldorf International GmbH	Germany

John Deere Warranty, Inc.	Vermont
Joseph Vögele Aktiengesellschaft	Germany
Wirtgen America, Inc.	Tennessee
Wirtgen Deutschland Vertriebs- und Service GmbH	Germany
Wirtgen GmbH	Germany
____________________________

* One-hundred eighty-two consolidated subsidiaries and twenty-three unconsolidated affiliates, whose names are omitted, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.